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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 24, 1999, with respect to the financial statements of Transition Analysis Component Technology, Inc. included in the Registration Statement (Form S-4) and related Prospectus of i2 Technologies, Inc. for the registration of shares of its common stock.


                                                  /s/ Ernst and Young LLP

White Plains, New York
May 4, 2000